Exhibit 99.1
                                                                  ------------


TEXT OF PRESENTATION AT MID-YEAR MEDIA REVIEW CONFERENCE ON JUNE 19, 2001.

The company's presentation is accessible to the public on the company's Web site, meredith.com. It will remain there until August 1, 2001.




     {graphic omitted}


Bill
----
Good morning. Glad to be presenting at the Mid-Year Media Review today. Thanks to Gracia Martore, Mary Wilson and the folks at Gannett for pulling the conference together.

With me today are Steve Lacy, president of our Publishing Group; and Jerry Kaplan, president of our Magazine Group; who will be presenting. Suku Radia, our chief financial officer, is here to assist us during the Q&A session.



     {graphic omitted}


By way of an agenda, here's what we plan to discuss today. We will cover three items:

First, I'll provide a brief update on our tactical efforts to manage through the current and continuing industry downturn in advertising. Secondly, I'd like to give you an opportunity to hear from -- and start to get to know -- our very strong new publishing team. Besides implementing short-term measures to deal with the current advertising recession, I've asked them to focus their efforts on ensuring we strengthen our already powerful competitive position for the long run. Finally, we'll answer your questions about our business.



     {graphic omitted}


Before I get started, however, our lawyers asked me to read this safe harbor statement.

During today's presentation, we'll be discussing forward-looking information that is subject to certain risks and uncertainties based on our current knowledge and estimates of factors affecting the company's operations. Actual results may differ materially from those currently anticipated. Factors which could adversely affect future results include, but are not limited to, changes in advertising and consumer demand, paper prices, postal rates and other adverse economic conditions nationally, regionally or in specific local markets. A complete description can be found on page 20 of our fiscal 2000 annual report.

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



     {graphic omitted}


Let's begin with an update on the current state of our business.



     {graphic omitted}


As you heard in yesterday's remarks by Robert Coen and others, both the publishing and broadcasting industries continue to experience an advertising slowdown. The same is true at Meredith, as we continue to see advertising trends that are very consistent with what we reported in our most recent 10-Q and our May 2 conference call.

In Publishing, our fourth fiscal quarter (second calendar quarter) comparable ad pages and revenues are down in the mid-single digits, as previously indicated.

On the Broadcasting front, our fourth quarter pacings remain down in the high-single digits, the same as reported in our last 10-Q. That's an improvement since our May 2 conference call, when we reported that they were down in the low double-digits. Remember that pacings are a snapshot in time, and they change frequently. You should also note that June pacings in general are traditionally quite volatile.

As we indicated in our last earnings conference call, we've responded to the downturn and are working hard to manage our costs across the board. We reduced costs by 2 percent in our fiscal third quarter and the first nine months of the fiscal year versus the prior-year periods. We achieved those overall cost reductions despite higher paper prices, a January postal increase, continued interactive media and circulation spending, and Broadcasting Group sales and news initiatives.

With regard to staffing, we're more than 200 positions below our budget. In the third quarter we reduced our actual headcount by 2 percent. On April 18 we announced that we are offering a one-time, special voluntary early retirement program that applied to 154 employees, to be completed this month as we complete our fiscal fourth quarter.















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



     {graphic omitted}


Looking at fiscal 2001, we believe that the First Call consensus of $1.53 per share, excluding one-time and nonrecurring items, is achievable. This is consistent with the guidance we've given several times since January.

As many of you know, we have announced several one-time items that will impact the fourth fiscal quarter. We will experience a one-time gain, primarily from the recent sale of Golf for Women magazine. We also will incur a one-time charge for our staff reduction programs and write-offs of certain Internet investments and broadcast film rights.

Looking at fiscal 2002, our current visibility is limited; however we want to reiterate some factors that we think will affect our results:

1. First fiscal quarter advertising in publishing and broadcasting is trending much like the previous two quarters, including the quarter we're in.

2. In fiscal 2001 our Broadcasting Group booked $14 million in net political advertising that will be absent in fiscal 2002.

3. While we've done a good job managing our costs -- and will intensify these efforts -- we are also concerned about rising external costs, including health care, pension, and postal price increases.

Because of these factors, we're being cautious as we develop expectations about our fiscal 2002 performance. We urge you to do the same. We'll provide more information related to our outlook during our fourth quarter conference call in August.



     {graphic omitted}


While the bulk of today's meeting will focus on publishing initiatives, let me say a few words about our broadcasting initiatives.

















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



     {graphic omitted}


We are very focused on increasing broadcasting revenues. Here's an update on our progress.

Since we bought WGCL in Atlanta in 1999, we have invested heavily in news and sales improvements. Third quarter revenue growth of 29 percent, decreased dilution from the acquisition, and increasing market share are evidence that
those investments are beginning to pay off.   While the fourth quarter is not
as dramatic, WGCL is still pacing up in a market that is pacing down. On Monday, the Georgia Association of Broadcasters named it "television station of the year."

Looking at our group as a whole, we recently completed sales audits at each of our stations, and each market has a specific improvement plan tailored to its needs. In addition, we have further increased our focus on generating new local business, we're raising the bar related to our sales performance, and we hired a new group sales manager to develop sales talent and make sure our sales initiatives are effectively implemented across our group.

Finally, we now have 230 hours of locally produced news across our group each week, up over 50 percent from two years ago. Our expansion investments in this area are complete, and our expenses will become fully comparable in the fiscal 2002 third quarter.

We're already seeing the impact of these actions, as most of our stations produced improved revenue share in the third fiscal quarter.



     {graphic omitted}


While we all are understandably concerned about the current advertising environment, I think it is critically important to be focused on where we will be after the recession. Our cost programs are important, but long-term success will come from our revenue initiatives.

















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



     {graphic omitted}


While we're here in New York today, we want to spend some time discussing the changes taking place in our Publishing Group. We're pleased that a focused management succession plan led to a smooth transition between editors at Better Homes and Gardens magazine, which we announced recently. In fact, Steve and Jerry will discuss staffing changes including three new editors and two new sales executives. We're also pleased with the transition from retiring group president Chris Little to the new Publishing Group management -- Steve Lacy and Jerry Kaplan. Steve and Jerry -- who assumed their duties in November -- form a dynamic management team. Steve brings a keen intellect, incredible drive and a no-nonsense approach to getting things done. Many of you know him from his days as CFO and as president of our Interactive and Integrated Marketing Group, and I think you've probably developed a respect for his ability to quickly learn and assimilate new situations. Jerry brings 27 years of magazine experience -- primarily in sales -- along with a keen business sense related to magazine publishing and a deep knowledge of the industry. They've already made some significant changes to our Publishing Group strategy.

So with that introduction, I'll turn the program over to Publishing Group President Steve Lacy, who will expand on the Publishing Group strategy, and discuss our strategies to grow nonadvertising revenues and increase our circulation contribution.































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



     {graphic omitted}


Steve
-----
Thanks, Bill.  Jerry and I plan to cover four broad areas today.

First, I'll discuss how we are building revenues in Books and Integrated Marketing. I'll also focus on our strategies to increase our circulation margin.

Jerry will then discuss the magazine advertising and editorial side of the business. Our key strategy in this area relates to our strong home and family positioning. As you will see throughout our discussion today, we are reasserting our claim as the leader in the home and family market. We are the clear leaders in this area of the business, and we're going to make sure the industry -- and our advertisers -- know it.

I'd like to kick things off with a discussion of our efforts to grow revenues in the Book and Integrated Marketing areas.



     {graphic omitted}


For the first nine months of fiscal 2001, 55 percent of the Publishing Group revenue came from nonadvertising sources. This is obviously an important fact in light of the current weaker advertising market.

These revenues primarily result from our activities in Books, Integrated Marketing and traditional circulation. I'll discuss each of these areas in my comments that follow.



     {graphic omitted}


We've made great progress in our book business since the early 1990s when the book group was losing money. In the past three years, book revenues have risen more than 50 percent and operating profit has more than doubled.

Book continues its strong performance, especially in the area of proprietary books sold at Home Depot stores across the country.










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



     {graphic omitted}


We have accomplished our growth in books by leveraging our home and family expertise to extend our own brands. We also have shared that knowledge with other companies, building brand extensions for them as well.

In fiscal 2001 we are introducing four new books for The Home Depot. That's in addition to the six titles we've produced over the past five years. For good customer Ortho, we have published 50 new or revamped titles since we took over the business in 1997. We've recently added a partnership with Waverly, the leading producer of decorator fabrics and wallcovering, and Stanley Works, the nation's leading toolmaker.


We'll have complimentary copies of a number of our books for you outside the room at the end of our presentation.



     {graphic omitted}


Integrated Marketing is another significant source of revenue growth for the Publishing Group. In fact, revenues from our top five relationships have grown four-fold in the past three years.

Our strong growth in Integrated Marketing continues, with revenues up nearly 15 percent in the first three quarters of fiscal 2001, and operating profit up a greater percentage than that. We continue to add new relationships with leading companies, including Carnival Cruise Lines, Hershey's, and others.

We are also expanding many of our existing Integrated Marketing relationships, such as United Healthcare, Nestle and Kodak. While these opportunities often include some form of advertising in our magazines, they tend to evolve into long-term strategic relationships.



     {graphic omitted}


Another Publishing Group growth initiative relates to circulation. The circulation contribution (or margin) from our magazines was up for the third quarter. Let me speak for a moment about how we plan to continue that trend into the future.









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



     {graphic omitted}


We believe we can continue to grow our circulation margin by increasing our efforts in three areas: Direct mail, newsstand sales and online subscriptions.



     {graphic omitted}


We've increased the use of focus groups to help us create more effective direct mail packages for magazines.

About a year ago, we conducted focus group research and then tested a new direct mail package for MORE magazine. The package -- which you can see here on the right side of this slide -- tested very well, so we used it in an actual circulation mailing conducted in January of 2001. The response rate from the January mailing was nearly double that of prior MORE magazine mailings. We are continuing to refine this approach with the June mailing for MORE as well.

We also used the focus group approach for a new Better Homes and Gardens test package. Our January 2001 test yielded nearly a 20 percent increase in response rates. We will continue to refine the package with the June circulation mailing, and we are expanding our use of these focus groups across our magazine portfolio.



     {graphic omitted}


We continue to deliver strong results on the newsstand.

While many in the industry are experiencing weak newsstand performance, our revenues are growing at a strong rate. At the same time, we've been able to increase the efficiency of our newsstand operation and reduce magazine production.

Here are some important statistics:

According to Harrington Associates, newsstand revenues across the magazine industry declined about 4 percent in calendar 2000. Conversely, comparable newsstand sales for Meredith magazines grew in the high-single digit range in calendar 2000. Also, our newsstand efficiency improved about two full percentage points. These results are on top of extremely tough comparisons. In calendar 1999, Meredith retail dollars were also up in the high-single digits.

We've bucked the industry trend in part by placing checkout pockets in nontraditional sources such as Home Depot Stores, and by increasing our presence at book superstores like Barnes and Noble, along with large retailers like Wal-Mart. Our magazine sales at Home Depot stores have increased over 60 percent since we added 40,000 additional check-out pockets last October.

     {graphic omitted}


We have put a high priority on moving circulation to the Internet due to the potential for reducing subscription acquisition costs. A strong Internet presence -- along with major Internet alliances -- is critical in achieving our online circulation goals.

Page views for all Meredith sites grew about 70 percent and unique visitors grew about 150 percent for the fiscal 2001 third quarter versus a year ago.

The number of registered users on Meredith sites continues to grow. About 50 percent of our current registrants are not Meredith magazine subscribers, illustrating the potential for new customer acquisition in this area.



     {graphic omitted}

During our fiscal second quarter conference call we told you about our new agreement with The Microsoft Network and a much expanded relationship with America Online. Both relationships are now fully implemented. With regard to The Microsoft Network, you can see our content and online subscription offers by visiting www.homeadvisor.com. Turning to America Online, we now have more anchor tenant positions on AOL, and our brands are also featured on CompuServe and Netscape as well. AOL is showcasing our content on welcome screen promotions, which drives subscription sales and additional traffic to our sites.

To illustrate the importance of these relationships, consider this example: On April 16, 2001, AOL ran a Ladies' Home Journal promotion called, "Best Cities for Women" on the welcome screen. On the day, the promotion drove 8 times the usual number of page views to the Ladies' Home Journal site.



     {graphic omitted}


In the third quarter, our online magazine subscription orders grew more than 130 percent when compared to the prior-year period. We're on track to meet our goal of generating 1.5 million gross magazine subscriptions from the Internet by the end of fiscal 2003, including approximately 250,000 online subscriptions this fiscal year.











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



     {graphic omitted}


With that look at Book, Integrated Marketing and circulation initiatives, Jerry Kaplan will discuss growth strategies to fuel advertising revenue in our magazine group.

But first, I'd like to say a few words to introduce the portfolio and discuss recent decisions Jerry and I made to strengthen it.



     {graphic omitted}


One of the first things Jerry and I did when we assumed our new positions in November was take an in-depth look at our magazine lineup. In essence, are we getting the best return for our investments and, if not, how should we redirect resources?

We considered our content creation areas of strength, the makeup of our database, and our competitive position in the advertising marketplace. These factors led us to make a series of decisions, including the recent decision to sell Golf for Women magazine.

We also plan to add magazines that fit our current lineup. We're currently testing Living Room on the newsstand. This is a decorating magazine focused on young adults in their 20s and 30s -- an age group highly prized by advertisers, but not well-served by magazines. We'll keep you apprised of its progress.

Of equal importance, we're investing in existing titles and areas that hold greater potential, be it through frequency increases, rate base increases, brand extensions, promotional campaigns, special events, sales incentives, etc.

Jerry's doing a great job spearheading these efforts. He'll now provide more detail on specific actions we're taking to grow our advertising revenues.

     {graphic omitted}


Jerry
-----
Thanks, Steve. We are investing in our existing magazines because we know they are a good strategic fit for us, and they will be crucial to the growth of our publishing business.

I'd like to walk you through the investments we're making and the actions we're taking to strengthen our magazine business, beginning with our "home" initiative.



     {graphic omitted}


The purpose of this initiative is to establish a dominant position for Meredith in the minds of our clients, and the major ad agencies. When they think about home, we want them to think Meredith first. It is what we have always done well -- and nobody in publishing does it better.

I'll start with a look at our advertising campaign which is currently running in various trade publications. I'll then discuss our newly created sales incentives, and our focus on the shelter category.



     {graphic omitted}


As portrayed on this slide, we are reasserting our claim as the leader in the home and family market. We are the clear leaders in this area, and we are going to make sure the industry -- and our advertisers -- know it.

We are excited about the look and feel of the campaign. And we believe our timing is perfect because it's hitting the market when others are pulling back on advertising and brand promotion -- further increasing our visibility.

The print campaign is currently running in major trade publications. There are also ads on telephone kiosks near key advertising agencies throughout New York City. In fact, there's a kiosk two blocks away at 57th and 8th.

     {graphic omitted}


Better Homes and Gardens magazine has a very strong revenue share position in the Women's Service field at 27 percent. Alone, BH&G has a greater share than Hearst's two-book combination of Good Housekeeping and Redbook. Better Homes and Gardens and Ladies' Home Journal combined have 37 percent of the ad revenue share in the field.

However, despite their strong positioning, share for our two books has decreased slightly. This is unacceptable and we have undertaken specific initiatives to build back that share.

So another aspect of the "home" initiative focuses on compensating our sales force for increasing market share in the shelter field.

Specifically, we have added special sales incentives for all ad sellers. In addition, we created a program for Better Homes and Gardens and Ladies' Home Journal sales staffs related to increasing market share in the Women's Service category. Based on the last closing, we're starting to see encouraging results.



     {graphic omitted}


The final piece of the "home" initiative involves focusing more on our strong shelter-related publications. We've done a great job increasing our market share in these areas. In fact, for calendar 2000, Meredith had the top share of shelter advertising revenues among such companies as Gruner & Jahr, Hachette, Hearst and Time Warner.

Despite this success, we believe there is even more room for ad revenue growth, as well as the potential to tap into promotional budgets. This will be a key focus for Meredith in the future.

     {graphic omitted}


Beyond the groupwide "home" initiative, we have decided to invest in many of our individual magazines.



     {graphic omitted}


This slide outlines the specific titles in which we are making the most significant investments. I will now provide more detail on the actions we're taking to strengthen each of the magazines listed on this slide, beginning with Better Homes and Gardens.



     {graphic omitted}


Better Homes and Gardens will benefit from the "home" initiative I just described.

In addition, as Bill mentioned, we named Karol DeWulf Nickell as editor-in-chief of the magazine, replacing Jean LemMon.

Most recently, Karol had been the Editor-in-Chief of Traditional Home, where she demonstrated a tremendous ability to create content that resonates well with upscale consumers. She is a nationally known and respected magazine editor, and her successful career spans many Meredith shelter publications, making her the ideal candidate for this critical assignment. She will bring a fresh approach to the position, which we believe will broaden the magazine's appeal to the readers most coveted by advertisers.

We're following Karol's appointment with a major editorial research project to guide the future development and expansion of the magazine.

     {graphic omitted}


This is a time of exciting change for Ladies' Home Journal.

Dan Lagani began work as the magazine's publisher in January of this year. He most recently was publisher of George magazine. However prior to that he was the Eastern Advertising Manager and Group Advertising Manager at Meredith's Better Homes and Gardens and Country Home magazines. He's an excellent publisher who is already familiar with our markets.

Sarah Mahoney joined us in July of 2000 as the magazine's editor, reporting to editor-in-chief Myrna Blyth. Sarah has experience editing such magazines as Fitness, Parents, and SmartMoney.

This new team is already making important changes at the magazine. For example, the November 2001 issue will celebrate "The Power of Women, a comprehensive survey of female potential, influence and performance." It also marks the launch of LHJ's new marketing platform which defines "The Power of Women" as the essence of LHJ. New branded pages in upcoming issues will set Ladies' Home Journal apart, and we are enhancing its editorial through more parenting coverage, updated graphics and bolder photography.



     {graphic omitted}


We will increase the frequency of Country Home to nine times a year in calendar 2002 and 10 times in 2003. That's up from the current eight times per year.

Its rate base will grow 10 percent to 1.1 million -- effective January 2002.

Its advertising performance is strong. Country Home's share of pages in its field grew by nearly two points for the first nine months of fiscal 2001, while its revenue share grew by more than three points.

     {graphic omitted}


Traditional Home has also been extremely successful. For the first nine months of fiscal 2001, its share increased by nearly a full point in both ad pages and revenues.

We will publish the magazine eight times in calendar 2002, versus six times in calendar 2001.

With Karol Nickell's move to Better Homes and Gardens, Mark Mayfield will join us as editor-in-chief of Traditional Home. Mark comes from Southern Progress Corporation, a subsidiary of AOL Time Warner. At Southern Progress, he was editor of Southern Accents magazine for six years before being promoted to vice president, editor and publisher of entree magazine earlier this year.



     {graphic omitted}


MORE magazine, which was launched in 1998, is aimed at upscale women over 40.

In February, we raised its frequency to 10 times a year, up from six times per year previously. We also raised its rate base to 600,000 in February, and we're raising it to 650,000 this fall.

Response rates to our circulation mailings have met our expectations. Steve already mentioned the success we've experienced this year.

Finally, its advertising pages and revenues grew significantly for fiscal 2001 versus the prior-year period.























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



     {graphic omitted}


Our strong group of Special Interest Publications has continued its steady growth rate. In fiscal 2001, we'll publish 46 titles and 120 issues.

These Special Interest Publications are exceptionally strong sellers on the newsstand. From 1992 through 1999, Meredith SIP newsstand revenues grew by nearly 75 percent -- more than twice the growth rate of the entire newsstand category for the same time period. And SIP newsstand sales continue to grow. For calendar 2000, retail sales grew 15 percent over the prior-year period.

We've been successful at increasing cover prices while maintaining sell-through levels. For example, newsstand cover prices for our "Beautiful" and "Simply Perfect" series are now at $5.99. We think there is more upside there.

Finally, we're making many of our SIPs more attractive to advertisers. We expanded our "Beautiful" series to include Beautiful Kitchens and Beautiful Baths. This series lends itself well to luxury, building-type products. We're also increasing some frequencies and we are upgrading the cover stock and trim sizes for many of our titles.



     {graphic omitted}


Turning back to our Magazine Group actions, the final initiative I want to discuss related to advertising revenue growth is the creation of Meredith Corporate Solutions.

We recently formed this group from our existing group sales operation. It is designed to use the full range of our company assets and resources, providing clients with comprehensive advertising and marketing programs.

Meredith Corporate Solutions has reorganized our Detroit operation to place more emphasis on this important market, primarily comprised of automotive advertisers. Previously, this operation employed several advertising rep firms, along with the Meredith sales staff. As a result of this reorganization, we are increasing the staff and bringing all sales in-house for improved control and focus on revenue growth.

Michael Brownstein, one of our leading sales executives, is managing this group.











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



     {graphic omitted}


A good illustration of the potential of Corporate Solutions is a recent program we developed with Toyota and The Home Depot. Toyota wanted to gain visibility for its Tundra pickup truck in the do-it-yourself market. So we used our ongoing Home Depot relationship to develop a wide-ranging program to help them do that. As a result, do-it-yourself tips from our Home Depot 1-2-3 books are running opposite Toyota ads in many of our magazines.

The program also includes a sweepstakes promotion, a direct mail program, a test drive program and Tundra displays at selected Home Depot stores. This program has been a win for all involved. Look for similar programs as Michael and his team continue their great work.

I'll now turn the program back to Bill for a discussion of Meredith's strengths.






































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



     {graphic omitted}


Bill
----
Thanks to Steve and Jerry for the great work they're doing. To wrap up the publishing section, we think that our strategy of focusing on our core areas of expertise will strengthen our group. Combined with the growth of nonadvertising revenues and major cost cutting initiatives such as our online subscription program, we're positioned well for future strong financial performance.

Let me close by summarizing the strengths that will be instrumental in achieving the growth objectives we're focusing on:

1. We have a history of strong financial performance and our management team is committed to building shareholder value.

2. We have very strong brands and we know how to develop and profit from them. The Better Homes and Gardens brand in particular is unique in publishing in terms of its depth and breadth.

3. More than half of our publishing revenue comes from nonadvertising sources -- with our integrated marketing, book, and newsstand efforts producing particularly strong results. This is very helpful in advertising downturns.

4. Our 60-million-name database is the largest domestic database in the media industry. A source of strength to our own publishing efforts, we are increasingly using it to benefit our marketing partners.

5. Our Broadcasting Group has an enviable set of growth markets and significant upside potential.

6.  We have a solid balance sheet.

7. And our share repurchase program contributes meaningfully to shareholder value.


Thanks for listening today. We're hard at work implementing our strategies to withstand the current downturn in advertising and to build long-term shareholder value.

We'll be happy to answer your questions.











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

INFORMATION RELATING TO
FORWARD-LOOKING STATEMENTS

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the company's operations. Actual results may differ materially from those currently anticipated.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order and/or television viewing patterns; unanticipated increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution such as the Internet or e-commerce; changes in government regulations affecting the company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions.





































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